UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market

Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Purchase Agreement

On May 9, 2023, NextNav Inc. (the “Company”) entered into a Note Purchase Agreement (the “NPA”) between the Company and certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (a) $50,000,000 in aggregate principal amount of its 10% Senior Secured Notes due 2026 (the “Notes”) and (b) certain common stock purchase warrants (the “Warrants”) to purchase shares of the Company’s common stock.

The Private Placement closed on May 9, 2023 (the “Initial Closing”). The Company received gross proceeds of $50,000,000 in the Private Placement. Pursuant to the NPA, the Purchasers have the right, but not the obligation, to purchase additional Notes, on a pro rata basis, in an aggregate principal amount of $20,000,000, to be exercisable within 30 days of the Initial Closing.

 Indenture and Security Agreement

The Notes were issued at an issue price of 100% of their principal amount pursuant to an indenture, dated as of May 9, 2023 (the “Indenture”), among the Company, certain subsidiaries of the Company named therein as notes guarantors (the “Guarantors”) and GLAS Trust Company, LLC, as trustee and notes collateral agent (the “Trustee” and “Notes Collateral Agent”). The Guarantors have agreed, jointly and severally, to unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes. The Notes are secured under a security agreement, dated as of May 9, 2023 (the “Security Agreement”), among the Company, the Guarantors and the Notes Collateral Agent.

The Notes were issued in aggregate principal amount of $50,000,000. The Notes bear interest at an annual rate of 10% and mature on December 1, 2026. Interest on the Notes is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2023. The Company may elect, in its sole discretion, to pay up to 50% of the accrued and unpaid interest on the Notes due on an interest payment date in shares of its common stock (a “Common Stock Interest Payment”). If the Company fails to timely make certain required filings with the Securities and Exchange Commission, the Company is obligated to pay additional interest amounts on the Notes of up to 0.50% per annum, until such filings are made or the Notes are otherwise freely tradeable under Rule 144 under the Securities Act.

 The Company may redeem the Notes, in whole or in part, at any time on or after the one year anniversary of the Initial Closing at a redemption price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In the event of certain non-ordinary course asset sales, including sales of certain intellectual property or spectrum licensed by the FCC to the Company or its subsidiaries, the Company must make a mandatory repurchase offer for a portion of the Notes outstanding with the proceeds of such sale, at a price equal to 100% of the aggregate principal amount of the notes subject to such repurchase, together with accrued and unpaid interest thereon to the date of the repurchase, subject to certain thresholds and limitations set forth in the Indenture.

In the event of a change of control, each holder has the right, at such holder’s option and subject to the limitations set forth in the Indenture, to require the Company to repurchase for cash all of such holder’s Notes or any portion thereof at a price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of the repurchase.

The Indenture contains customary covenants limiting the ability of the Company and its subsidiaries to: incur or guarantee additional indebtedness; pay dividends or distributions on, or redeem or repurchase, capital stock; make certain investments or other restricted payments; sell assets; enter into transactions with affiliates; merge or consolidate or sell all or substantially all of their assets. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The Indenture also contains customary events of default.

The obligations of the Company under the Notes are, subject to certain customary exceptions, secured by substantially all of the assets of the Company and the Guarantors.

 Warrants

Pursuant to the NPA, the Company is obligated to issue the Warrants within five business days of the Initial Closing. The aggregate number of shares of common stock to be issuable upon exercise of the Warrants (the “Warrant Shares”) is determined by (i) multiplying the aggregate principal amount of Initial Notes issued by 0.80 and (ii) dividing such amount by the Relevant Stock Price as determined in accordance with the provisions in the NPA. The exercise price per share of each Warrant will be the average of the volume-weighted average prices of the common stock for each of the ten consecutive trading days ending on and including the second trading day immediately following the Initial Closing, but in no event shall such exercise price (i) exceed (A) the average of the volume-weighted average prices of the common stock of each of the eight consecutive trading days ending on and including the date of the Initial Closing, plus (B) $0.25, or (ii) be less than (A) the average of the volume-weighted average prices of the common stock of each of the eight consecutive trading days ending on and including the date of the Initial Closing, minus (B) $0.25 (the “Relevant Stock Price”). For the avoidance of doubt, in no event will the Relevant Stock Price be less than the “Minimum Price” as defined in Rule 5635(d) of The Nasdaq Stock Market Rules. The Warrants may be exercised during the period beginning on the date falling 60 days after the Initial Closing and ending on June 1, 2027.

Exercise of the Warrants is subject to a beneficial ownership limitation of 4.9% of the Company’s common stock, except with respect to holders who own more than 4.9% of the Company’s common stock as of immediately prior to the Initial Closing or holders who subsequently elect to terminate such 4.9% limitation, in which case the beneficial ownership limitation is 19.9%. Holders may terminate such 4.9% beneficial ownership limitation, provided that any such termination shall not be effective until 61 days after such notice is delivered to the Company.

The Company has the right to redeem for cash the applicable pro rata portion of any Warrant on each of May 1, 2025, September 1, 2025 and December 1, 2025, in each case, at a redemption price of $0.01 per share of underlying common stock comprising such applicable pro rata portion, where there exists both a Funding Shortfall (as defined in the Warrant) and the market price of such underlying common stock, calculated in accordance with the provisions of the Warrant, exceeds 130% of the exercise price of the Warrants.

The Company will also enter into a warrant agreement with the Company’s registrar and transfer agent, Continental Stock Transfer & Trust Company (“CST”), which will act as warrant agent for the Company, setting forth certain terms and conditions with respect to CST’s service as warrant agent for the Warrants.

Registration Rights Agreement

The Company has agreed to file a registration statement under the Securities Act registering the Warrant Shares and the resale of the Warrants within 35 business days of the Initial Closing, and, with respect to any shares of common stock issued as a Common Stock Interest Payment, within 15 business days of any such issuance; and the Company has agreed to cause any such registration statement to be declared effective within five business days of notification by the Securities and Exchange Commission that it does not intend to review such registration statement, or within five business days of the resolution of all comments from the Securities and Exchange Commission with respect to such registration statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Notes and the Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On May 10, 2023, the Company issued a press release announcing the Company’s completion of the Private Placement and certain terms thereof. A full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in this Item 7.01, including the Exhibit attached hereto, is being furnished and not “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information provided in this Item 7.01, including the Exhibit attached hereto, is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

 (d)       Exhibits.

Exhibit	Description
99.1	Press release dated May 10, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2023

NEXTNAV INC.

By:	/s/ Christian D. Gates
	Name:	Christian D. Gates
	Title:	Chief Financial Officer

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